                                                                     EXHIBIT 3.1

                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CAPITAL PACIFIC HOLDINGS, INC.

        The undersigned, being duly authorized by the Board of Directors of Capital Pacific Holdings, Inc., a corporation originally organized under the name of J.M. Peters Company, Inc. by virtue of a Certificate of Incorporation filed with the Secretary of State of Delaware on February 19, 1993 (the "Corporation"), hereby certifies that this Third Restated Certificate of Incorporation has been adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware for the purpose of restating the Corporation's original Certificate of Incorporation as theretofore amended and restated and as further amended as of the date of this Third Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        The undersigned, for the purposes of forming a corporation pursuant to
Section 101 of the Delaware General Corporation Law, hereby certify that:

        1st. The name of the Corporation is CAPITAL PACIFIC HOLDINGS, INC.

        2nd. The location of the registered office of the Corporation within the State of Delaware is at 1013 Centre Road, City of Wilmington, County of New Castle 19805. The resident agent at this address is Corporation Service Company.

        3rd. The Corporation may engage in any lawful activity without limitation.

        4th. The total number of shares of capital stock that the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock, par value $.10 per share (the "Common Stock"), Thirty Million (30,000,000) shares of Non-Voting Common Stock, par value $.10 per share (the "Non-Voting Stock"), and Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

        A holder of record of one or more shares of the Common Stock shall have one (1) vote on any matter submitted to a stockholder vote for each share of the Common Stock held. Holders of the Common Stock are entitled to the entire voting power, all dividends declared, and all assets of the corporation upon liquidation, subject to the rights of the holders of the Non-Voting Common Stock and the Preferred Stock to such voting power, dividends, and assets upon liquidation. Holders of the Common Stock shall not be entitled to any preemptive or other subscription rights.

        The Non-Voting Common Stock may be issued from time to time pursuant to a resolution or resolutions of the Board of Directors. The holders of outstanding Non-Voting Common Stock shall not be entitled to vote on any matter unless expressly required by applicable law. The holders of Non-Voting Common Stock are entitled to receive dividends declared and, in the event of the liquidation of the Corporation, the holders of outstanding Non-Voting Common Stock shall be entitled to be paid out of the assets of the Corporation, after payment to the holders of the outstanding Preferred Stock of the amount to which they are entitled, the balance of such assets according to their respective rights and on a parity with the Common Stock according to the number of shares held. Holders of shares of Non-Voting Common Stock are not entitled to preemptive or other subscription rights with respect to any shares or other securities of the Corporation which may be issued. In all respects, except voting rights, holders of Non-Voting Common Stock shall have the same preferences, limitations and relative rights as the holders of Common Stock.

        The Preferred Stock may be issued from time-to-time in one or more classes or series pursuant to a resolution or resolutions adopted by the Board of Directors. The Board of Directors of the Corporation shall have full and complete authority by resolution from time to time, to establish one or more series and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series, including but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions.

        5th. The members of the governing board of the Corporation shall be styled "directors" and the number thereof shall not be less than three (3) nor more than nine (9), the exact number to be fixed by resolution of the Board of Directors of the Corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time.

        6th. The capital stock and the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment to pay the debts of the Corporation or for any other purpose.

        7th. The Corporation is to have perpetual existence.

        8th. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               To make, alter amend and rescind the By-Laws of the Corporation, to fix the amount to be reserved as working capital, to fix the times for the declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

               In order to promote the interests of the Corporation and to encourage the utilization of the Corporation's lands and other property, to sell, assign, transfer, lease and in any lawful manner dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefor to the surplus account for the benefit of the Corporation, or to the payment of dividends, or otherwise; and further provided that the capital stock shall not be decreased except in accordance with the laws of the State of Delaware.

        9th. The personal liability of a director of the Corporation to the Corporation or its stockholders for damages for breach of fiduciary duty as a director shall be limited to an amount not exceeding said director's compensation for services as a director during the twelve-month period immediately preceding such breach, (the "Liability Amount"), except that a director's liability shall not be limited for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any actions in violation of Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by law, except as to the Liability Amount.

        For purposes of this Article 9, the Liability Amount shall not involve amounts received as reimbursement for expenses, or for services as an officer, employee or agent.

        Any repeal or modification of all or any portion of the provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        10th. The Corporation reserves the right to amend, alter or repeal any provisions contained in this Third Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders or directors herein are granted subject to this reservation.

        IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has hereunto affixed his signature and seal this 26th day of June, 1998.

                                                   /s/ HADI MAKARECHIAN
                                                   -----------------------------
                                                   HADI MAKARECHIAN
                                                   Chief Executive Officer